CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 10 to Registration Statement File No. 333-81393 on Form N-4 (the "Registration Statement") of (1) our report dated March 9, 2004 relating to the financial statements of Separate Account A of The Equitable Life Assurance Society of the United States for the year ended December 31, 2003, and (2) our report dated March 9, 2004 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 2003. We also consent to the incorporation by reference in the Prospectus of our reports dated March 9, 2004 appearing on page F-1 and page F-56 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings "About our independent auditors" in the Prospectus and "Custodian and independent auditors" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 16, 2004